February 2022 PO Box 100 Wentworth, SD 57075 605-483-2676 (corn) 888-539-2676 (corn) www.dakotaethanol.com Office hours: 8:00 a.m. to 5:00 p.m. (M-F) Receiving/shipping hours: 7:30 a.m. to 4:30 p.m. (M-F) Investor Relations email: investor-relations@dakotaethanol.com This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words “believe”, “expect”, “will”, “can”, “estimate”, “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward- looking statements and recognize that the statements are not predictions of actual future results; which could, and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our SEC filings, copies of which are available through our website or upon request. 2022 News & Updates Distribution included We are pleased to enclose a distribution of $0.50 per unit. The distribution is payable to members of record January 1, 2022. Year-end wrap up: Positive performance As we bring 2021 to a close, we are pleased with the outcome. Production exceed- ed the plant’s nameplate capacity and finished at 90.2 million gallons of denatured ethanol. Margins were good throughout the year and the 4th quarter had exceptional margins. The margins provided for strong profitability at Dakota Ethanol, Hankinson Renewable Energy and Ringneck Energy. Auditors are busy with the financial statement audits and the annual reports will be available soon. Capital projects ahead The board has approved two capital projects for 2022. We will be expanding plant capacity by adding an additional fermentation tank. We will also be adding an additional finished ethanol storage tank. Tax return information Your K-1s will be following the usual timeline. Expect the K-1s to be available around Feb. 15. New this year will be a Georgia composite return. We anticipate filing a composite return for Georgia to reduce the need for members to file a Georgia return. Unless you are a Georgia resident, you will be included in the composite return unless you notify us otherwise. Plan now for April’s annual meeting The annual meeting date has been set for April 12, 2022, at Nicky’s Restaurant in Madi- son, SD. The complete meeting notice and proxy ballots will be mailed in early March. Contact information Do we have your current address and phone number? Have you moved? No longer have a home phone? Is your cell phone your only phone number? What is your email address? Call or send an email to investor- relations@dakotaethanol.com with your current contact information. Dakota Ethanol partners in conservation, carbon study program Dakota Ethanol has joined a number of partners in supporting the USDA-funded Expanding Soil Health Through Carbon Markets Regional Conservation Partnership Program. This project has been developed to pay farmers who institute conservation practices to benefit soil health, improve productivity and sequester carbon and other greenhouse gases (GHGs). The project is part of a strategy to secure compensation for farmers who produce low carbon intensity commodities through existing and future low carbon fuel standard (LCFS) markets. An initial information meeting was held in January by the American Coalition for Ethanol (ACE), which is one of the partners in the project. Additional meetings may be planned in the future. More information is available on the ACE website at ethanol.org/usda-rcpp. The program is currently open to farmers in Brookings, Kingsbury, Lake, Miner, McCook, Minnehaha and Moody counties in South Dakota, with $5.25 million in funds made available to be paid to farm- ers initiating approved conservation tillage, nutrient management or cover crop practices. Farmers work directly with the RCPP to access funding, which is in addition to what South Dakota already receives in USDA conservation funding to the state. As part of the project, South Dakota State University will lead an effort to quantify the soil-health and GHG benefits from adoption of these specific practices in the project area, with the RCPP paying for on-farm sampling and quantification. Quantification of GHG benefits will be an important step toward entering existing low carbon fuel standard programs, which currently do not take into account on-farm practices that lower carbon intensity in the production of fuels such as ethanol. Crediting practices that lower GHG emissions would potentially unlock the ability to pay farm- ers a premium for lower carbon intensity commodities, at an amount estimated by Argonne National Laboratory to be upwards of $279/acre if allowed under the existing California LCFS program.